Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-173530 on Form S-3 of our reports dated March 1, 2013, relating to the consolidated financial statements and financial statement schedule of Public Service Company of New Mexico and subsidiaries appearing in this Annual Report on Form 10-K of Public Service Company of New Mexico and subsidiaries for the year ended December 31, 2013.

/s/ DELOITTE & TOUCHE LLP
Phoenix, Arizona
February 28, 2014